Exhibit 10.35

2nd Amendment to Employment Agreement Dated December 17th,

1999

(1st Amendment to Employment Agreement was on August 5th, 2002)

Amendment is effective as of Monday July 28th, 2003, between Proflowers (Company) and Abe Wynperle (Executive).

The company and Executive desire to amend certain terms and conditions set forth in the original agreement dated December 17, 1999 and the amended agreement dated August 5, 2002.

The following are the amendments to the original and amended agreement. Outside of the listed changes below, all other aspects contained within each section of the original and 1st amended agreement will remain the same.

Amendments:

1)	Section 1.4.1. Base Salary.

Effective July 28, 2003, the annual Base Salary will be adjusted to Three Hundred Thousand Dollars ($300,000).

2)	Section 1.4.2. Variable Compensation.

Eligible to receive an annual performance bonus having a target percentage up to fifty percent (50%) of base salary as approved by the Board. Executive must be employed by Proflowers on the last day of any applicable fiscal year in order to be eligible to receive a bonus.

I have read this amendment and agree to the terms and conditions described above in addition to the original and 1st amended employment agreement.

DATED:	8/28/2003	Employee’s Signature

/s/ Abraham J. Wynperle Abraham J. Wynperle Employee’s Name (Print)

DATED:	9/3/03	Proflowers.com

/s/ Bill Strauss By: Bill Strauss CEO